Exhibit 10.34

Collaborative Alliance Contract

COLLABORATIVE ALLIANCE CONTRACT BETWEEN

RENDA CENTURY TECHNOLOGY DEVELOPMENT

CO., LTD. AND MODERN DISTANCE EDUCATION

COMPANY LIMITED

Contents

Chapter I General Provisions

Chapter II Parties to Joint Venture

Chapter III Establishment of Joint Venture

Chapter IV Purpose, Scope, and Scale of Operation

Chapter V Total Amount of Investment and Registered Capital

Chapter VI Liabilities of Parties to Joint Venture

Chapter VII Board of Directors

Chapter VIII Operational & Management Organ

Chapter IX Labor Administration

Chapter X Taxation, Finance, and Audit

Chapter XI Term of Joint Venture

Chapter XII Dissolution and Liquidation of Joint Venture

Chapter XIII Insurance

Chapter XIV Liabilities for Breach of Contract

Chapter XV Force Majeure

Chapter XVI Applicable Law

Chapter XVII Settlement of Disputes

Chapter XVIII Language

Chapter XIX Entering into Effect of Contract and Others

Chapter I General Provisions

In accordance with the provisions of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures and the regulations for its implementation, other relevant laws and regulations of China, the principles of equality and mutual benefits, and through friendly negotiation, Renda Century Technology Development Co., Ltd. and MODERN DISTANCE EDUCATION COMPANY LIMITED agree to establish a joint venture in Beijing, the People’s Republic of China and enter into this Contract.

Chapter II Parties of Joint Venture

Article 1 The parties of this Contract are:

Renda Century Technology Development Co., Ltd. (“Party A”), a corporate juristic person registered in Beijing with its legal address at No. 59, Zhongguancun Street, Haidian District, Beijing, the People’s Republic of China (“China”). Legal representative: Niu Weilin; title: Chairman of the Board of Directors; nationality: the People’s Republic of China.

MODERN DISTANCE EDUCATION COMPANY LIMITED (“Party B”), a company registered in the British Cayman Islands, with its premises at 4th Floor, Harbour Centre, P.O. Box 613, George Town, Grand Cayman, Cayman Islands, British West Indies. Legal representative: Xue Biqun; title: Chairman of the Board of Directors; nationality: the United States of America.

Chapter III Establishment of Joint Venture

Article 2 In accordance with the provisions of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, the regulations for its implementation, and other relevant laws and regulations of China, Party A and Party B agree to establish a joint venture (“Joint Venture”) in Beijing, the name of which shall be the registered name.

Article 3 Name of Joint Venture:

English name: CMR Web-Learning Company Limited.

Legal address of Joint Venture: Rm. 201, No. 10, Xinghuo Road, Technology Park, Fengtai District, Beijing.

Article 4 All activities of Joint Venture must be in accordance with the provisions of the laws and relevant regulations of the People’s Republic of China.

Article 5 The form of organization of the Joint Venture is a limited-liability company. Joint Venture parties shall assume the liabilities of the Joint Venture subject to the amount of the capital they subscribe. Joint Venture parties shall share the profits, risks, and losses proportionate to the capital they subscribe out of the registered capital.

Chapter IV Purpose, Scope, and Scale of Operation

Article 6 The Joint Venture shall, using network technologies and supplementary traditional measures, provide the Renmin University of China’s online education with technological support and services as well as promotional work. At the same time, the Joint Venture shall engage in commercial activities related to Computer Assisted Instruction (“CAI”) and other commercial activities based on the commercial platform constructed with network technologies.

Article 7 The business scope of the Joint Venture is: technological development, technological consultation, technological transfer, technological training, computer data processing, database services, sale of its own products, educational services, e-commerce, and labor services.

Article 8 Scale of Operation of Joint Venture:

The annual output value of the Joint Venture is about RMB 28 million.

Chapter V Total Amount of Investment and Registered Capital

Article 9 The total amount of the Joint Venture’s capital is RMB 20,000,000.

Article 10 The registered capital of the Joint Venture is RMB 20,000,000, of which: Party A shall contribute RMB 6,000,000, accounting for 30% of the registered capital; Party B purchased the total capital contribution of the original shareholder of the Joint Venture (Beijing Modern Xingye Network Technology Co., Ltd.) in USD for a sum equal to RMB 14,000,000, accounting for 70% of the registered capital, of which RMB 7,000,000 is in the form of tangible goods, plus the USD equivalence of RMB 7,000,000 is in the form of cash (according to the exchange rate of the Bank of China on the date of the investment ),

The amendment and transfer of the registered capital of the Joint Venture shall be unanimously passed by the Board of Directors and reported to the original examining and approving authority for approval. The procedures for the amendment’s registration shall be handled at the original registration authority.

Article 11 Without the prior written agreement of the other party and the approval of the examining and approving authority, neither party shall sell, transfer, mortgage, pledge, or dispose in other manners of all or part of its shares in the Joint Venture, or these actions shall be void.

In the event one party transfers or sells all or part of its shares in the Joint Venture, the other party shall have the right of pre-emption.

The party who wants to transfer or sell its shares shall send written notice to the other party and explain its intention and the conditions of the transfer or sale. The other party shall execute its right of pre-emption within 30 days of receiving the notice, or it shall be treated as though the other party agreed to the notifying party’s transfer or sale of all or part of its shares to any other party under the same conditions.

In accordance with the provisions of this Article, the transfer or sale of shares shall be approved by the original examining and approving authority, or such transfer or sale shall be void.

Apart from the agreement of the other party and the aforementioned rules, a party’s sale of its shares is also subject to the following limits:

A.	After the sale, the total equity of Party A and Party B shall not be lower than 51%;

B.	No matter which party specifically makes the sale, the sold equity must include the equity of both parties. The proportions shall be: Party A 30%, Party B 70%.

At no time, the shares held by Party A shall be less than the larger of the following: 1) one third of the shares it held as of the establishment of the Joint Venture; 2) one third of the shares acquired with intangible assets. In the event the sale by Party B in accordance with the requirements in the aforementioned Item B may cause the shares held by Party A to fall below the minimum, the sale of Party B’s equity shall not be subject to the aforementioned Item B once the sale of Party A’s equity reaches the limit. In the event that there is any third party as a shareholder of the Joint Venture and the proportion of the shares held by the third party reaches 10% or higher, the aforementioned Item A shall be void.

Chapter VI Liabilities of Parties to the Joint Venture

Article 12 Party A and Party B shall be responsible for the following issues respectively:

Liabilities of Party A:

(I)	Assisting in the application, registration, and obtainment of the business license at relevant competent government authorities s of China for the establishment of the Joint Venture.

(II)

Party A shall urge Renmin University of China to authorize the Joint Venture to use the “Renmin University of China” and “Online Education College of the Renmin University of China” brands. The use of the aforementioned brands shall be limited to the scope prescribed in Article 6, Chapter IV of this Contract. Of these, the use of the brand “ Renmin University of China”

shall be limited to the definition of the origin of the educational resources, teaching management, and brand management in the scope prescribed in Article 6, Chapter IV of this Contract.

(III)	Party A agrees to assist the Joint Venture to acquire the approval documents related to the network service.

(IV)	Party A acknowledges and shall urge the Renmin University of China to agree that the Joint Venture is the sole partner of the “Online Education College of the Renmin University of China” in the field of its online education’s technological services. Party A shall urge the Online Education College of the Renmin University of China to sign the exclusive service contract with the Joint Venture.

(V)	Party A promises that, unless with the prior written agreement of Party B and within the valid period of this Contract, Party A shall not establish any entity with the same business functions as the Joint Venture with any third party other than Party B by means of joint investment or cooperation.

(VI)	Party A shall, at any time, honestly handle all issues related to the operation of the Joint Venture, this Contract, the Articles of Association of the Joint Venture, and any other contract or agreement signed in accordance with this Contract, and promises that the directors it appoints shall do the same.

(VII)	Being responsible for other issues entrusted by the Joint Venture.

Liabilities of Party B:

(I)	Providing financing for the normal development of the Joint Venture’s businesses, including providing guarantee and mortgage pledge for the loans needed for the normal operation of the Joint Venture;

(II)	In accordance with the needs of the Joint Venture, signing service contracts with the Joint Venture so as to provide the Joint Venture with technological services related to the online education.

(III)	Providing relevant commercial and management services to the projects of Joint Venture in normal operation, including providing the sources of the certified public accountants and lawyers with international and national recognition.

(IV)	Finding appropriate international partners in the field of online education for the projects of Joint Venture.

(V)	Party B agrees to provide all support so as to ensure the leading position of the services the Joint Venture provides to the online education of the Renmin University of China (including technology and service quality) in the online education service sector of China.

(VI)	Party B agrees that its own business activities and any cooperation between Party B and any third party shall not harm the interests of the Joint Venture or hinder the development of the Joint Venture.

(VII)	Party B shall, at any time, honestly handle all issues related to the operation of the Joint Venture, this Contract, the Articles of Association of the Joint Venture, and any other contract or agreement signed in accordance with this Contract, and promise that the directors it appoints shall do the same.

(VIII)	Being responsible for other issues entrusted by the Joint Venture.

Mutual liabilities of both parties:

Online education (especially education with record of formal schooling) is a cause with a strong sense of policy and morality. Both parties agree that the operation of the Joint Venture shall be subject to this characteristic of online education and promise that under any circumstance, they shall put the legitimate interests of the students, who are the ultimate customers of the online education service, and the prevention thereof from losses, on the top agenda,, and shall assume overall liabilities and obligations for the purpose.

Chapter VII Board of Directors

Article 13 The date for the establishment of the Board of Directors shall be the date of the Joint Venture’s registration.

Article 14 The Joint Venture shall have a Board of Directors, which shall be the highest authority of the Joint Venture.

Article 15 The Board of Directors shall decide all important issues of the Joint Venture, its major functions are as follows:

(I)	Deciding and approving important reports put forward by the General Manager (such as production plan, annual operation reports, funds, loans and guarantees , etc.);

(II)	Approving annual finance statements, revenue and expenditure budgets, and annual profit distribution plans;

(III)	Passing important regulations and rules of the Joint Venture;

(IV)	Deciding the establishment of branches;

(V)	Amending the Articles of Association of the Joint Venture;

(VI)	Discussing and deciding theJoint Venture’s stop of production, termination and merger with another economic organization of;

(VII)	Deciding the appointment of such senior staff as General Manager, Vice General Manager, and General Accountant;

(VIII)	Being responsible for liquidation upon the termination and expiration of the Joint Venture;

(IX)	Deciding and approving contracts signed with international suppliers;

(X)	Deciding the extension, termination, and dissolution of the Joint Venture;

(XI)	Deciding the increase and decrease of the registered capital of the Joint Venture;

(XII)	Deciding and approving the management structure plan provided by the General Manager;

(XIII)	Deciding and amending the proportion of the employee bonus fund, welfare fund, reserve fund, and development fund from the annual after-tax profits of the Joint Venture;

(XIV)	Approving the purchase and sale of patents, proprietary technologies, and trademarks, and the transfer of the right to use thereof;

(XV)	Other important issues that shall be decided by the Board of Directors.

Article 16 The Board of Directors consists of thirteen directors, of which five shall be appointed by Party A and eight shall be appointed by Party B. The term of the directors shall be four years, and the directors may continue to serve their posts if re-elected upon the expiration of his term.

Article 17 The Board of Directors has one Chairman, who shall be appointed by Party B. The Board of Directors has two Vice-chairmen, one of whom will be appointed by Party A and the other one will be appointed by Party B. The Chairman of the Board of Directors is the legal representative of the Joint Venture. In the event that the Chairman is unable to perform his/her duties for cause, he/she may appoint a Vice Chairman or another director to represent the Joint Venture.

Article 18 When appointing and changing the directors, the parties to the Joint Venture shall notify the Board of Directors in writing.

Article 19 The regular meeting of the Board of Directors shall be held at least twice every year, and an interim meeting of the Board of Directors may be held with the proposal of more than one third of the directors.

Article 20 The meeting of the Board of Directors will be held at the place where the Joint Venture is located.

Article 21 The meeting of the Board of Directors will be called and chaired by the Chairman, and will be called and chaired by the Vice Chairmen when the Chairman is absent.

Article 22 The Chairman shall notify all directors in writing fifteen days before the meeting of the Board of Directors, and the contents, time, and place of the meeting shall be included in the notice.

Article 23 In the event that a director cannot participate in the meeting of the Board of Directors for any reason, he/she shall, by means of mail, fax, or personal delivery, entrust an agent in writing to participate in the meeting of the Board of Directors, and vote on his/her behalf. An agent may represent one or more directors. The agents shall have the same rights and powers as the entrusted directors. The Letter of Power of Attorney issued by a director to the agent participating in the meeting of the Board of Directors on his/her behalf shall include the following contents:

(I)	The name of the agent;

(II)	Whether the agent has the voting right;

(III)	Directions on the affirmative vote, negative vote and abstention vote to each issue listed in the agenda of the meeting of the Board of Directors;

(IV)	Whether or not the agent has the voting right on the interim bills may be included in the agenda of the meeting of the Board of Directors. If the agent has the voting right, there shall be specific instructions on the votes to the bills;

(V)	The issuing date and valid period of the Power of Attorney.

It shall be made clear in the Power of Attorney, if there is no specific instruction by the director, whether the agent can vote at his/her own shall.

Article 24 The legal quorum of the attendees of the meeting of the Board of Directors shall be at least nine (including the absent directors represented by agents by means of the aforementioned written entrustment), including at least one director appointed by Party A and one director appointed by Party B. Only resolutions passed by a meeting of the Board of Directors attended by at least one director appointed by each party, or its agent entrusted by the aforementioned written Power of Attorney, shall be valid. The resolutions passed by the meeting of the Board of Directors attended by less than 9 directors shall be void. Each director shall have one vote.

Notwithstanding the provisions of the above Paragraph, in the event that the legal quoram is not met in any meeting of the Board of Directors that is lawfully called, the meeting of the Board of Directors shall be postponed for two weeks and the time and place shall remain the same. Then, even if the number of the attnedees is less than nine (including the absent directors represented by agents by means of the aforementioned written entrustment), the meeting of the Board of Directors shall be deemed meeting the requirement of the legal quorum of participants, and the resolutions passed by it shall be valid. It shall be deemed that the directors who do not attend the meeting unconditionally agree with any resolution passed by the meeting, unless the directors who do not attend the meeting can actually prove that the absence is due to force majeure, and that they are unable to entrust any agent and explain the fact in writing.

Article 25 Detailed written minutes shall be kept for each meeting of the Board of Directors, and shall be signed by all participating directors. When the authorized agents participate in the meeting, the agent shall vote and sign the minutes. The language used for the minutes shall be Chinese. The minutes shall be filed and kept by the Joint Venture. The Board of Directors shall appoint special personnel to keep the minutes, which shall not be altered or destroyed by anyone within the duration of the Joint Venture.

Article 26 The resolutions on the following major issues shall be passed unanimously by all directors participating in the meeting of the Board of Directors that is legally called and held:

(I)	Amendments to the Articles of Association of the Joint Venture;

(II)	Extension, suspension, and dissolution of the Joint Venture;

(III)	Increase and transfer of the registered capital of the Joint Venture;

(IV)	Merger of the Joint Venture with other economic organizations;

(V)	Decisions on the establishment of branches;

(VI)	Decisions on external investments made by the Joint Venture;

(VII)	Elections of the Chairman and Vice Chairmen;

(VIII)	Decisions on the operational direction of the Joint Venture;

(IX)	Decisions on the profit distribution plans and the plans to cover the losses of Joint Venture;

(X)	Other issues agreed upon by both parties that can only be passed unanimously by the Board of Directors;

(XI)	External loans and guarantees made by the Joint Venture with in an amount of more than RMB 2,000,000 (not including RMB 2,000,000).

Article 27 The following issues shall be passed by two thirds or more of the directors participating in the meeting of the Board of Directors that is legally called and held:

(I)	Preparation of development plans and investment plans according to the operational direction of the Joint Venture;

(II)	Preparation of the financial budget of the Joint Venture;

(III)	Resolutions on such exterior issues as carrying out project cooperation with other business entities;

(IV)	Approval of the annual operational plans of the Joint Venture;

(V)	Preparation of plans for operational activities, annual revenue and expenditure budgets, and annual labour and wage plans;

(VI)	Appointment and removal of the General Manager, and determination of his remuneration;

(VII)	Appointment and removal of certified public accountants and law firms, and determination of their remuneration;

(VIII)	Major cooperation projects needed to be implemented using the name of Party B.

Article 28 Other issues shall be voted and passed by more than one-half of the directors or the agents authorized by the directors attending the meeting of the Board of Directors that is legally called and held. In the event that there is a draw in the vote of the meeting of the Board of Directors, the Chairman shall have the right to make the final decision.

Article 29 The Chairman is the legal representative of the Joint Venture. In the event that the Chairman is unable to perform his duties for cause, he may temporarily appoint a Vice Chairman or another director to represent him. The Chairman is the legal representative and shall sign relevant documents in accordance with the resolutions of the Board of Directors.

Article 30 In the event that the Chairman cannot attend the meeting of the Board of Directors for any reason, he shall, by means of mail, fax, or personal delivery, entrust an agent in writing to participate in the meeting of the Board of Directors and vote on his behalf. An agent may represent one or more directors. The agents shall have the same rights and powers as the entrusted directors. The records of the meeting shall be filed and kept.

Chapter VIII Operational and Management Organ

Article 31 The Joint Venture shall establish an operational and management organ to be responsible for the daily operation and management of the Joint Venture. The operational and management organ shall have one General Manager, who shall be nominated by Party A in principle and be passed and appointed by the Board of Directors. The operational and management organ shall have two Vice General Managers, one of which shall be recommended by Party A and one by Party B. The General Manager shall appoint nominees to the Board of Directors. The General Manager and Vice General Managers shall be appointed by the Board of Directors, their term shall be four years and they may continue their posts with the permission of the Board of Directors, Party A, and Party B. In the event that the Board of Directors cannot make a resolution as to the candidate for the position of General Manager, the Joint Venture shall continue to employ the present General Manager.

Article 32 The responsibilities that the General Manager shall assume: executing all resolutions of the Board of Directors, reporting to the Board of Directors, and organizing and leading the daily operation and management of the Joint Venture. The Vice General Manager will assist with the work of the General Manager and be responsible to the General Manager.

The operational and management organ may have several Department Managers, who shall be responsible for the work of all departments respectively, handle the matters entrusted by the General Manager, and report to the General Manager.

The Joint Venture shall have one General Accountant, who shall be recommended by Party B and appointed by the Board of Directors.

Article 33 In the event the General Manager, Vice General Manager, and other senior management staff of the Joint Venture engage in malpractices for selfish ends or grossly neglect their duties, they may be removed at any time through a resolution of the Board of Directors, and they shall be obligated to compensate the Joint Venture for any economic losses caused by their acts.

Chapter IX Labor Administration

Article 34 The enrolment, headhunting, dismissal, wage, labor protection, social insurance, welfare benefits, and reward and penalty of the employees of the Joint Venture shall follow the provisions of the Labor Law of the People’s Republic of China, Regulations of the People’s Republic of China on Labor Administration of Chinese-Foreign Equity Joint Ventures and the detailed rules for its implementation, and the Interim Regulations on Collection and Payment of Social Insurance Fees. The Board of Directors shall prepare such plans after having conducted research. The Joint Venture and the labor union of the Joint Venture shall collectively or separately sign labor contracts with each other, and the provisions of the labor contracts shall be implemented.

Upon the execution of the labor contract, they shall be filed with the Labor Administration Department for record.

Article 35 The appointment, wages, social insurance, welfare, and standards of the allowances for business trips of the senior management staff recommended by Party A and Party B shall be discussed and decided through a meeting of the Board of Directors.

Chapter X Taxation, Finance, and Audit

Article 36 The Joint Venture shall pay all taxes in accordance with the provisions of relevant laws and regulations of China.

All issues of the Joint Venture with regards to foreign exchange shall be handled in accordance with the Regulations of the People’s Republic of China on Foreign Exchange Control and relevant provisions.

Article 37 The employees of the Joint Venture shall pay individual income tax in accordance with the Individual Income Tax Law of the People’s Republic of China.

Article 38 The Joint Venture shall allocate the reserve, employee reward and welfare, and enterprise development funds in accordance with the provisions of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures. The proportion of the allocation for each year shall be discussed and decided by the Board of Directors according to the operation of the Joint Venture.

Article 39 The finance and accounting of the Joint Venture shall be carried out by referring to the provisions of the Accounting

System for Enterprises with Foreign Investment. The accounting year of the Joint Venture shall be from January 1 to December 31 of each year (the first accounting year shall be from the date of the approval of the Joint Venture’s establishment to December 31 of that year). All entry certificates, bills, statements, and account books shall be made in Chinese.

Article 40 The Joint Venture shall appoint China certified public accountants with good reputation for the examination of the finances of the Joint Venture. The results shall be reported to the Board of Directors and the General Manager.

In the event Party B deems it necessary to appoint certified public accountants to examine the finances of the Joint Venture, Party A shall agree, and all expenses for such an examination shall be borne by Party B.

Article 41 In the first three months of each business year, the General Manager shall be responsible for organizing the compilation of the balance sheet, profit and loss statement, and profit distribution plan for the previous year, all of which shall be submitted to be examined and passed by the Board of Directors.

Chapter XI Term of Joint Venture

Article 42 The term of the Joint Venture shall be fifty years. The date of the Joint Venture’s establishment shall be the date when the Business License of the Joint Venture is issued.

With the proposal of one party which is unanimously passed by the meeting of the Board of Directors, the Joint Venture may, 180 days before the expiration of the term, apply to the Ministry of Foreign Economic Relations and Trade, P.R.C. (or the examining and approving authority it entrusts) for the extension of the term. The term may be extended only if the application is approved.

Chapter XII Dissolution and Liquidation of the Joint Venture

Article 43 The Joint Venture shall be dissolved in one of the following situations:

(I)	The term expires;

(II)	Both parties reach an agreement on the dissolution, which is passed by the resolution of the Board of Directors;

(III)	The Joint Venture needs to be dissolved due to a merger or division;

(IV)	The Joint Venture is ordered to be closed according to law for violating the laws and administrative regulations;

(V)	The Joint Venture is unable to continue its operation due to force majeure;

(VI)	The Joint Venture is unable to realize the operational purpose prescribed by this Contract and has no development prospect;

(VII)	The Joint Venture suffers serious losses and is unable to continue its operation;

(VIII)	One party fails to perform its obligations as prescribed by this Contract and the Articles of Association, and makes the Joint Venture unable to continue its operation;

(IX)	Other reasons for dissolution as prescribed by this Contract and the Articles of Association occur.

In the event that the circumstances described in (II), (III), (V), (VI), (VII) and (IX) of the above paragraph occur, the Board of Directors shall put forward the application for dissolution and report to the examining and approving authority for approval. In the event that the circumstances described in (VIII) of the above paragraph occur, the observing party shall put forward the application to the examining and approving authority for approval. In event that the circumstances described in (VIII) of the above paragraph occur, the party that fails to perform its obligations prescribed by this Contract and the Articles of Association shall be liable to compensate the observing party and the Joint Venture for the losses it has caused. Article 44 When the term of the Joint Venture expires or the Joint Venture is terminated in advance, the Board of Directors shall put forward the procedures and principles for liquidation, appoint candidates for the liquidation committee, establish the liquidation committee, and carry out the liquidation of the assets of Joint Venture.

Article 45 The liquidation committee shall consist of five members, of whom two shall be appointed by Party A and three shall be appointed by Party B. The tasks of the liquidation committee shall be: carrying out the overall investigation of the assets, credit, and debts of the Joint Venture, compiling the balance sheet and catalogue of assets, preparing the liquidation plan, submitting the plan to the Board of Directors, and implementing the plan after it is passed by the Board of Directors.

Article 46 During the liquidation, the liquidation committee shall sue or respond to litigation on behalf of the Joint Venture.

Article 47 The liquidation expenses and remuneration of the members of the liquidation committee shall be paid with priority from the existing assets of the Joint Venture.

Article 48 After the liquidation committee pays all of the Joint Venture’s debts, the remaining assets shall be distributed to both parties according to the proportion of their respective contribution to the registered capital.

Article 49 After the completion of the liquidation, the Joint Venture shall report to the original examining and approving authority, handle the cancellation registration at the original registering authority, hand in its business license, and make an announcement to the public at the same time.

Article 50 After the termination of the Joint Venture, Party B shall keep all of the Joint Venture’s account books.

Chapter XIII Insurance

Article 51 All of the Joint Venture’s insurance shall be bought from insurance companies established within the territory of China. The kinds of insurance, insured value, and terms of insurance shall be in accordance with the provisions of insurance companies established within the territory of China, and be discussed and decided through a meeting of the Board of Directors.

Chapter XIV Liabilities for Breach of Contract

Article 52 In the event Party A fails to perform its liability of investment in accordance with the provisions of this Contract, or Party B fails to perform its liability of investment on time in accordance with the provisions of this Contract, the breaching party shall, starting from the first month after the time limit, pay 5% of the due amount of its investment for each month of the delay to the observing party as damages. In the event that any party delays the payment of his investment for 3 months, it shall pay an accumulated amount of 15% of the due amount of its investment to the observing party as damages. In addition, the observing party may be entitled to terminate this Contract in advance and require the breaching party to compensate for its losses.

Article 53 In the event any party violates or does not perform any provision of this Contract, it shall compensate for the losses of the other party thus induced. In the event both parties are at fault, they shall shoulder their own liabilities for breach of contract respectively in accordance with the actual conditions.

Chapter XV Force Majeure

Article 54 In the event that the performance of this Contract is directly affected or this Contract is unable to be performed as to the agreed conditions due to force majeure, such as earthquake, typhoon, flood, war or other events that cannot be foreseen and the happening and results of which cannot be prevented and avoided, the suffering party shall immediately notify the other party of the force majeure by telegraph. They shall provide the other party with the details of the event and effective documents of proof that this Contract is totally or partially unable to be performed, or that performance shall be postponed. Such proving documents shall be issued by the notary authority of the place where the event occurs. Both parties shall negotiate and decide whether to dissolve this Contract, partially exempt the liability of performance, or postpone the performance according to the extent of the influence of the event on this Contract.

Chapter XVI Applicable Law

Article 55 The execution, effectiveness, interpretation, and performance of this Contract and the settlement of disputes shall be protected and governed by the laws of the People’s Republic of China.

Chapter XVII Settlement of Disputes

Article 56 Any dispute caused by the performance of this Contract or with respect to this Contract shall first be settled through friendly negotiation by both parties. In the event that it cannot be settled through negotiation, either party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules effective at that time. The arbitration award shall be final and binding on both parties.

Chapter XVIII Language

Article 57 This Contract shall be made in Chinese.

Chapter XIX Entering into Effect of Contract and Others

Article 58 This Contract shall be approved by the Ministry of Foreign Economic Relations and Trade, P.R.C. (or the examining and approving authority it entrusts) and shall enter into effect as of the date of approval.

Article 59 As to the means of notice between Party A and Party B, in the event that the notices involving the rights and obligations of both parties are sent by telegraph or fax, a written notice by registered mail shall be sent immediately after the telegraph or fax (the time when the telegraph or fax is received shall be the criterion of the notice time). The legal addresses of both parties listed in this Contract shall be the mail addresses of both parties.

Article 60 This Contract shall enter into effect once signed and shall constitute the entire contract of the Joint Venture by both parties. The supplementary agreements or memorandums of this Contract shall have the same legal force as this Contract.

Article 61 This Contract has six originals with the same legal force, Party A and Party B shall each hold two copies, the Joint Venture will hold one copy, and one copy shall be submitted to the Ministry of Foreign Economic Relations and Trade, P.R.C. (or the examining and approving authority it entrusts); it has two photocopies, which shall be separately submitted to relevant authorities.

Article 62 This Contract is signed by the authorized representatives of both parties in Beijing as of October 22, 2002, and it was sealed by both parties.

Party A: Renda Century Technology Development Co., Ltd.

(Seal of Renda Century Technology Development Co., Ltd.)

By:	/s/ Liu Jiugao
Name:	Liu Jiugao

Signing date: October 22, 2002

Party B: MODERN DISTANCE EDUCATION COMPANY LIMITED

By:	/s/ Huang Bo
Name:	Huang Bo

Signing date: October 22, 2002